Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-283045

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 6, 2024)

8.875% SENIOR NOTES DUE 2030

We are offering $115,000,000 aggregate principal amount of our 8.875% Senior Notes due 2030, or the notes, under this prospectus supplement. The notes will bear interest at a rate equal to 8.875% per year, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2025. The notes will mature on August 15, 2030. The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

We may redeem the notes, in whole or in part, at any time on or after August 15, 2027 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date. Upon a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes - Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including our 9.000% Senior Notes due 2029 and 9.250% Senior Notes due 2029, effectively junior to any existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and any preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).

The notes are a new issue of securities and there is no established trading market for the notes. We intend to apply for listing of the notes on the New York Stock Exchange, or the NYSE, under the symbol “CIMP.” If approved for listing, trading on the NYSE is expected to begin within 30 days of September 16, 2025, the original issue date. The notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price.

Investing in the notes involves risks that are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement.

	Per Note	Total(1)
Public offering price(2)	$25.00	$115,000,000
Underwriting discounts(3)	$0.7875	$3,622,500
Proceeds to us (before expenses)	$24.2125	$111,377,500

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Plus accrued interest, if any, from September 16, 2025, if settlement occurs after that date.
(3)	See “Underwriting” for a description of additional compensation payable by us to the underwriters.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have also granted the underwriters an option to purchase within 30 days from the date of this prospectus supplement up to an additional $17,250,000 principal amount of notes from us at the initial public offering price less the underwriting discounts and commissions solely to cover over-allotments, if any.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about September 16, 2025.

Joint Book-Running Managers

Morgan Stanley	RBC Capital Markets	UBS Investment Bank	Wells Fargo Securities	Keefe, Bruyette & Woods, Inc. A Stifel Company	Piper Sandler

The date of this prospectus supplement is September 9, 2025

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Chimera,” “we,” “us,” “our” or similar references mean Chimera Investment Corporation and its subsidiaries.

“Agency” refers to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. Government, such as Ginnie Mae; “MBS” refers to mortgage-backed securities secured by pools of residential or commercial mortgage loans; “RMBS” refers to mortgage-backed securities secured by pools of residential mortgage loans; “CMBS” refers to mortgage-backed securities secured by pools of commercial mortgage loans; “Agency RMBS” and “Agency CMBS” refer to MBS that are secured by pools of residential and commercial mortgage loans, respectively, and are issued or guaranteed by an Agency; “Agency MBS” refers to MBS that are issued or guaranteed by an Agency and includes Agency RMBS and Agency CMBS collectively; “Non-Agency RMBS” refers to residential MBS that are not guaranteed by any agency of the U.S. Government or any Agency. Loans held for investment are comprised primarily of loans collateralized by seasoned reperforming residential mortgages. Additionally, it includes jumbo prime loans, investor loans and business purpose loans. The term “you” refers to a prospective investor.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or shareholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “goal,” “target,” “assume,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “budget,” “forecast,” “predict,” “potential,” “plan,” “continue,” “intend,” “should,” “may,” “could,” “would,” “will” or similar expressions. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	our ability to obtain funding on favorable terms and access the capital markets;

•	our ability to achieve optimal levels of leverage and effectively manage our liquidity;

•	changes in inflation, the yield curve, interest rates and mortgage prepayment rates;

•	our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations;

•	rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments;

•	the concentration of properties securing our securities and residential loans in a small number of geographic areas;

•	our ability to execute on our business and investment strategy;

•	our ability to determine accurately the fair market value of our assets;

•	changes in our industry, the general economy or geopolitical conditions (such as the recent tensions in international trade);

•

our ability to successfully integrate and realize the anticipated benefits or potential financial impact of any acquisitions, including the acquisition of the Palisades Group, LLC, and certain of their affiliates and respective subsidiaries, and the proposed acquisition of HomeXpress Mortgage Corp., or HomeXpress;

•	delays and/or unforeseen events that could cause our proposed acquisition of HomeXpress to be delayed or not consummated;

•	our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest;

•	the degree to which our hedging strategies may or may not be effective;

•	our ability to effect our strategy to securitize residential mortgage loans;

•	our ability to compete with competitors and ability to source target assets at attractive prices;

•	our ability to find and retain qualified executive officers and key personnel;

•	the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations;

•	our dependence on information technology and its susceptibility to cyber-attacks;

•	our ability to comply with extensive government regulation;

S-iii

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	our ability to maintain our classification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

•	the volatility of the market price and trading volume of our shares; and

•	our ability to make distributions to our stockholders in the future.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the notes we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the underwriter’s over-allotment option to purchase additional notes in this offering.

Overview

Our Company

We are a publicly traded REIT whose principal business objective is to provide attractive risk-adjusted returns and distributable income through investment performance linked to mortgage credit fundamentals. We are primarily engaged in the business of investing for our own account and on behalf of third-party clients through our investment management and advisory services activities. We invest, directly or indirectly, generally on a levered basis in diversified portfolios of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency RMBS, Agency CMBS, MSRs, business purpose and investor loans, including RTLs, and other real estate-related assets.

As of June 30, 2025, based on the fair value of our interest earning assets, our $14.3 billion investment portfolio was comprised of $10.6 billion of Loans held for investments, $1.0 billion of Non-Agency RMBS and $2.7 billion of Agency MBS. As of June 30, 2025, based on the fair value of our interest earning assets, approximately 74% of our investment portfolio was residential mortgage loans, 19% of our investment portfolio was Agency MBS and 7% of our investment portfolio was Non-Agency RMBS. For comparison, at December 31, 2024, approximately 88% of our investment portfolio was residential mortgage loans, 8% of our investment portfolio was Non-Agency RMBS, and 4% of our investment portfolio was Agency MBS.

We finance our investments using a variety of sources, including securitizations, warehouse facilities, repurchase agreements and other capital market activities which are used for liquidity management as well as to enhance our potential return on equity. We manage interest rate risk using hedging instruments such as interest rate swaps, swaptions, caps, options, and U.S. Treasury futures.

Our investment strategy is intended to be durable across a variety of economic, rate, and credit environments. We continue to approach portfolio management in a disciplined manner and are expecting to operate in an uncertain environment defined in part by elevated interest rates and periods of heightened rate volatility.

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We believe that we have been organized and operated in a manner that enables us to continue to be taxed as a REIT under the Code. As a REIT, we generally are not subject to U.S. federal income tax on our taxable income that is distributed to our stockholders. To ensure we continue to qualify as a REIT, no person may own more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, which includes our common stock, unless our board of directors waives this limitation.

Recent Developments

Acquisition of HomeXpress Mortgage Corp.

On June 11, 2025, we entered into a Stock Purchase Agreement (as amended on August 5, 2025, the “Stock Purchase Agreement”) to acquire (the “Home Xpress Acquisition”) a leading originator of non-qualified mortgage loans, HomeXpress Mortgage Corp., a Delaware corporation. Pursuant to the Stock Purchase Agreement, we will acquire (i) all of the outstanding equity interests in HX Holdco Corp., or Holdco, a Delaware corporation and parent of HomeXpress, from the Holdco Sellers, as defined in the Stock Purchase Agreement, and (ii) certain equity interests in HomeXpress held by the Management Sellers, as defined in the Stock Purchase Agreement (the Management Sellers and the Holdco Sellers are collectively referred to as the “Sellers”). We have assigned the Stock Purchase Agreement to our wholly-owned subsidiary, Chimera Funding TRS LLC, a Delaware limited liability company (“Funding TRS”). Accordingly, upon consummation of the HomeXpress Acquisition, HomeXpress will become our indirect wholly-owned subsidiary operating under Funding TRS.

As consideration for the HomeXpress Acquisition, we will pay to the Sellers a purchase price consisting of (i) cash in an amount that equals the adjusted book value of Holdco and its subsidiaries, including HomeXpress, as of the closing of the HomeXpress Acquisition (the “Closing”), subject to certain adjustments in accordance with the terms of the Stock Purchase Agreement, plus (ii) a premium consisting of (a) $120 million in cash and (b) 2,077,151 shares of our common stock.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties. Closing is subject to customary closing conditions and is expected to occur in the fourth quarter of 2025. We can give no assurance that the Closing will occur within this timeframe, or at all.

Corporate Information

Our common stock, our 8.00% Series A Cumulative Redeemable Preferred Stock, our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, our 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, our 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock our 9.000% Senior Notes due May 2029, or the May 2029 Notes, and our 9.250% Senior Notes due August 2029, or the August 2029 Notes, are listed on the NYSE under the symbols, “CIM”, “CIM PrA”, “CIM PrB”, “CIM PrC”, “CIM PrD”, “CIMN” and “CIMO”, respectively.

Our principal executive offices are located at 630 Fifth Avenue, Ste 2400, New York, New York 10111. Our telephone number is (212) 626-2300.

THE OFFERING

The following is a brief summary of the terms of this offering and the notes. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of Notes,” the words “Chimera,” “we,” “our,” “us” and “the company” refer only to Chimera Investment Corporation and not to any of its subsidiaries.

Issuer	Chimera Investment Corporation, a Maryland corporation.

Notes Offered	$115,000,000 principal amount of 8.875% Senior Notes due 2030 (plus up to an additional $17,250,000 principal amount if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any) issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Maturity Date	August 15, 2030, unless redeemed prior to maturity.

Interest Rate	8.875% per year. Interest will accrue from September 16, 2025 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2025.

Ranking	The notes:

•	will be our senior direct unsecured obligations;

•	will rank equal in right of payment to any of our existing and future unsecured indebtedness, including the May 2029 Notes and the August 2029 Notes;

•	will rank senior in right of payment to any of our existing and future indebtedness that is contractually subordinated to the notes;

•	will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and of any entity we account for using the equity method of accounting.

As of June 30, 2025, our total consolidated indebtedness, excluding any payables, was $11.7 billion, of which approximately $11.6 billion was secured indebtedness, including $7.0 billion in the form of securitized debt and $4.6 billion in the form of secured financing agreements.

As of June 30, 2025, we had approximately $140.0 million of unsecured indebtedness, represented by the May 2029 Notes and the August 2029 Notes, which rank equal in right of payment to the notes offered hereby.

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur and will not include any financial covenants, including covenants restricting us from paying dividends or issuing or repurchasing our other securities.

Optional Redemption; No Sinking Fund	We may redeem the notes at our option, in whole or in part, at any time and from time to time, on or after August 15, 2027 at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Change of Control Offer to Repurchase	If a Change of Control Repurchase Event as defined under “Description of the Notes - Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, we must offer to repurchase the notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes - Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement.

Events of Default	The notes will contain certain events of default as described in the accompanying prospectus, or each, an Event of Default, the occurrence of which may, and in certain cases shall, result in the acceleration of our obligations under the notes. See “Description of Debt Securities - Events of Default” in the accompanying prospectus.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Listing	We intend to apply for listing of the notes on NYSE under the symbol “CIMP.” If approved for listing, trading on the NYSE is expected to begin within 30 days of September 16, 2025, the original issue date.

Material U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax considerations of purchasing, owning and disposing of the notes, please see the section entitled “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Trustee and Paying Agent	Wilmington Trust, National Association.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $110.9 million ($127.6 million if the underwriter’s over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to finance the acquisition of mortgage assets including residential mortgage loans, non-Agency RMBS, Agency RMBS, Agency CMBS, mortgage servicing rights and other targeted assets, and for other general corporate purposes such as repayment of outstanding indebtedness or to pay down other liabilities, working capital and for liquidity needs.

Pending these uses, we intend to maintain the net offering proceeds in interest-bearing, short-term, marketable investment grade securities or (interest or non-interest bearing) checking (or escrow) accounts or money market accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

See “Use of Proceeds” in this prospectus supplement.

Risk Factors	See “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q and any risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

RISK FACTORS

Investing in the notes involves risk. Please see the risks described below in addition to the risk factors included in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the notes. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the notes. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes.

Risks Related to the Notes and to this Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, securitized debt, obligation to return securities obtained as collateral, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. As of June 30, 2025, our total consolidated indebtedness, excluding any payables, was $11.7 billion, of which approximately $11.6 billion was secured indebtedness, including $7.0 billion in the form of securitized debt and $4.6 billion in the form of secured financing agreements. As of June 30, 2025, we had approximately $140.0 million of unsecured indebtedness, represented by the May 2029 Notes and the August 2029 Notes, which rank equal in right of payment to the notes offered hereby.

In addition, the notes will not be guaranteed by any of our subsidiaries and, consequently, claims of holders of the notes will be structurally subordinated to all liabilities of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness (whether secured or unsecured) or issuing preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

We may be unable to generate sufficient cash flow to satisfy our debt service obligations, including the notes.

Our ability to generate cash flow from operations to make interest payments on the notes will depend on our future performance, which will be affected by a range of economic, competitive, legislative, regulatory and business factors. We cannot control many of these factors, including general economic conditions. If our operations do not generate sufficient cash flow to satisfy our debt service obligations or to fund other liquidity needs, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, including the notes, equity raises or selling assets. Additional funds or alternative financing may not be available to us on favorable terms, or at all.

Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could cause us to be unable to meet our payment obligations.

We conduct a significant amount of our operations through our subsidiaries and will rely significantly on our subsidiaries to make payments under the notes.

We conduct a significant amount of our operations through our subsidiaries. Accordingly, our ability to pay amounts due on the notes will significantly depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

Despite our current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, the indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

An increase in market interest rates could result in a decrease in the value of the notes.

If interest rates, or expected future interest rates, rise during the term of the notes, the trading price of the notes will likely decrease because notes bearing interest at a fixed rate generally decline in value as market interest rates rise. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that there will not be further increases in interest rates, or that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

There are limited covenants and protections in the indenture.

While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. For example, the indenture will not contain any financial covenants and will not restrict us from paying dividends, incurring additional debt (including any repurchase agreements or financing any of our assets through securitizations), issuing or repurchasing our other securities or securing indebtedness with the stock or equity interests of our subsidiaries. As a result, we could enter into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings, or otherwise adversely affect the holders of the notes.

In addition, as described under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment. Other than the rights associated with a Change of Control Repurchase Event and the restrictions provided by the merger covenant described under “Description of the Notes — Merger, Consolidation and Transfer of Assets,” we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transaction.

An active trading market may not develop for the notes, which could adversely affect the price of the notes in the secondary market and your ability to resell the notes should you desire to do so.

The notes are a new issue of securities and there is no established trading market for the notes. We intend to apply to list the notes on the NYSE under the symbol “CIMP.” If the application is approved, we expect trading in the notes on the NYSE to begin within 30 days after the notes are first issued; however, we cannot make any assurance as to:

•	the development of an active trading market;

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their notes; or

•	the price at which the holders would be able to sell their notes.

If a trading market were to develop, the future trading prices of the notes will depend on many factors, including prevailing interest rates, our credit ratings published by major rating agencies, the market for similar securities and our operating performance and financial condition. If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the notes does not develop or does not continue, the market price and liquidity of the notes is likely to be adversely affected and notes traded after their purchase may trade at a discount from their purchase price.

The notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”), each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the notes.

Redemption may adversely affect your return on the notes.

On or after August 15, 2027, we will have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption and Repayment.” We may redeem the notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Credit ratings may not reflect all risks, are not recommendations to buy or hold the notes or our other senior unsecured debt, and may be subject to revision, suspension or withdrawal at any time.

Any credit rating is an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to obtain or maintain any credit ratings or to advise holders of notes of any changes in any credit ratings. There can be no assurance that any credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.

We may invest or spend the proceeds of this offering in ways with which you may not agree.

Although we have described in this prospectus supplement, under the caption “Use of Proceeds,” how we currently intend to use the proceeds to us from this offering, we will retain broad discretion over the use of the proceeds. Stockholders and holders of the notes may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds from this offering may vary substantially from our currently planned uses.

Risks Related to the HomeXpress Acquisition

Completion of the HomeXpress Acquisition remains subject to conditions and we may fail to realize the expected benefits of the HomeXpress Acquisition.

We expect that the HomeXpress Acquisition will be completed in the fourth quarter of 2025, assuming all the conditions to closing in the Stock Purchase Agreement are satisfied. The completion of the HomeXpress Acquisition is subject to customary closing conditions.

We cannot provide assurance that the conditions to completing the HomeXpress Acquisition will be satisfied or that other events (some of which may be beyond our control) will not intervene to delay or result in the termination of the proposed HomeXpress Acquisition, and accordingly, that the HomeXpress Acquisition will be completed on the terms or timeline that the parties anticipate or at all. If any condition to the HomeXpress Acquisition is not satisfied, it could delay or prevent the acquisition from occurring, which could negatively impact our business, financial condition, results of operations and growth prospects.

In addition, the Stock Purchase Agreement may be terminated by Chimera or the Sellers under certain circumstances, including, among others: (i) if the Closing has not occurred on or before December 31, 2025 (unless extended by the parties in accordance with the terms of the Stock Purchase Agreement); (ii) upon an uncured breach by the other party that would result in a failure of the conditions to the Closing to be satisfied; or (iii) certain circumstances relating to governmental and regulatory matters.

We may not fully realize our expected benefits of the HomeXpress Acquisition in a timely fashion or at all. We may be required to devote significant attention and resources to successfully integrate HomeXpress’ operations into our existing business. This integration process may disrupt our business and, if ineffective, would limit the anticipated benefits of the HomeXpress Acquisition. Failure to achieve the anticipated benefits of the HomeXpress Acquisition could adversely affect our results of operations.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $110.9 million ($127.6 million if the underwriter’s over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to finance the acquisition of mortgage assets including residential mortgage loans, non-Agency RMBS, Agency RMBS, Agency CMBS, mortgage servicing rights and other targeted assets, and for other general corporate purposes such as repayment of outstanding indebtedness or to pay down other liabilities, working capital and for liquidity needs.

Pending these uses, we intend to maintain the net offering proceeds in interest-bearing, short-term, marketable investment grade securities or (interest or non-interest bearing) checking (or escrow) accounts or money market accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture, which we refer to as the base indenture, dated as of April 13, 2020, between us and Wilmington Trust, National Association, as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture establishing the terms of the notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

You may request a copy of the indenture from us as described below under “Where You Can Obtain More Information.”

The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the debt securities and the base indenture in the accompanying prospectus. For purposes of this description of the notes, references to “Chimera,” “we,” “our” and “us” refer solely to Chimera Investment Corporation and not to its subsidiaries.

General

The notes will be a single series under the indenture, initially in the aggregate principal amount of $115 million ($132.25 million if the underwriters’ option to purchase additional notes is exercised in full). The notes will be issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes will be evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “— Certificated Notes.” Currently, there is no public market for the notes. The notes are expected to be listed on the NYSE under the symbol “CIMP.”

The notes will not be convertible into, or exchangeable for, our common stock or any other securities. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing any of our other securities. Other than the restrictions described under “— Merger, Consolidation and Transfer of Assets” in the accompanying prospectus, the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

Ranking

The notes:

•	will be our senior direct unsecured obligations;

•	will rank equal in right of payment to any of our existing and future unsecured indebtedness, including the May 2029 Notes and August 2029 Notes;

•	will rank senior in right of payment to any of our existing and future indebtedness that is contractually subordinated to the notes;

•	will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and of any entity we account for using the equity method of accounting.

As of June 30, 2025, our total consolidated indebtedness, excluding any payables, was $11.7 billion, of which approximately $11.6 billion was secured indebtedness, including $7.0 billion in the form of securitized debt and $4.6 billion in the form of secured financing agreements. As of June 30, 2025, we had approximately $140.0 million of unsecured indebtedness, represented by the May 2029 Notes and the August 2029 Notes, which rank equal in right of payment to the notes offered hereby. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Additional Notes

The series of debt securities of which the notes are a part may be reopened and we may, from time to time, issue additional debt securities of the same series ranking equally and ratably with the notes and with terms identical to the notes, except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the notes, provided that if any such additional debt securities are not fungible with the notes for U.S. federal income tax purposes, such additional debt securities will have separate CUSIP and ISIN numbers from the notes. The additional debt securities will carry the same right to receive accrued and unpaid interest on the notes, and such additional debt securities will form a single series of debt securities with the notes.

Interest

The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from, and including, September 16, 2025, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption date, as the case may be. Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2025, to the persons in whose names the notes are registered at the close of business on February 1, May 1, August 1 and November 1, as the case may be, immediately before the relevant interest payment date. All payments will be made in U.S. dollars.

Interest on the notes will be computed on the basis of a 360 day year consisting of twelve 30 day months. Interest payments will be made only on a Business Day (as defined below). If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default under the notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. Additional Amounts (as defined in “Description of Debt Securities” in the accompanying prospectus) shall not be payable with respect to the notes.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined in “Description of Debt Securities — Events of Default” in the accompanying prospectus).

We will pay interest to the person listed in the registrar’s records as the owner of the notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the note on the interest payment date. Because we pay all of the interest for an interest period to the holders on the record date, holders buying and selling the notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Maturity

The notes will mature on August 15, 2030 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “— Optional Redemption of the Notes.” The notes will not be entitled to the benefits of, or be subject to, any sinking fund. If the maturity date or any redemption date falls on a non-Business Day, we will make the payment on the next day that is a Business Day.

The notes will not be subject to repayment at the option of the holder prior to the stated maturity date.

Optional Redemption of the Notes

On or after August 15, 2027, at any time and from time to time, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.

We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected by the trustee in accordance with policies and procedures of DTC.

Discharge, Defeasance and Covenant Defeasance

The notes are subject to discharge, defeasance and covenant defeasance as described in “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

The Registrar and Paying Agent

We will initially designate the trustee as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For notes which we issue in book-entry only form evidenced by a global note, payments will be made to a nominee of the depository.

No Personal Liability

The indenture will provide that no recourse for the payment of the principal of, or interest on, any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in the notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, trustee, employee or controlling person of our company or of any successor person thereto. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Covenants

Other than as described below under “— Offer to Repurchase Upon a Change of Control Repurchase Event,” the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, change of control, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating. See “Risk Factors — Risks Related to the Notes and this Offering.”

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our option to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

(2)	deposit with the trustee an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption and repayment provision described above prior to the occurrence of the Change of Control Repurchase Event or (ii) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. Our failure to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the indenture. If the holders of the notes exercise their right to require us to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the notes. See “Risk Factors — Risks Related to the Notes and to this Offering — We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”

“Change of Control” means the occurrence of the following:

•

the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (as defined in “Description of Debt Securities” in the accompanying prospectus) or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests (as defined below) representing more than 50% of the aggregate Ordinary Voting Power (as defined below) of our issued and outstanding Equity Interests;

•

occupation of a majority of the seats (other than vacant seats) on our board of directors by Persons who were neither (i) nominated by our board of directors nor (ii) appointed by directors so nominated; or

•

the acquisition of direct or indirect Control (as defined below) of us by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) not in Control of us on the date of the closing of the offering of the notes.

provided that, for the purposes of this definition, no Change of Control shall be deemed to occur by reason of our becoming a wholly owned Subsidiary (as defined in “Description of Debt Securities” in the accompanying prospectus) of a Successor Parent (as defined below).

“Change of Control Repurchase Event” means the occurrence of a Change of Control.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Ordinary Voting Power” means, with respect to any Person, the power to elect the directors (or functional equivalent) of such Person.

“Successor Parent” means, any Person for which Equity Interests of such Person representing more than 50% of the aggregate Ordinary Voting Power of the issued and outstanding Equity Interests of such Person immediately after the time we become a wholly owned Subsidiary of such Person, are beneficially owned (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) by one or more Persons that beneficially owned Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of our issued and outstanding Equity Interests immediately prior to our becoming a wholly owned Subsidiary of such Person and in substantially the same proportion as immediately prior to our becoming a wholly owned Subsidiary of such Person.

Information Rights

We, pursuant to Section 314(a) of the Trust Indenture Act, shall: (1) deliver to the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then it shall deliver to the trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Governing Law

The indenture and the notes will be governed by the laws of the State of New York.

Listing

We intend to apply to list the notes on the NYSE under the symbol “CIMP.” If approved, we expect trading in the notes to begin within 30 days after the original issue date of the notes.

Book Entry, Delivery and Form

We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).

So long as DTC or its nominee is the registered owner of the global notes representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described under the heading “— Certificated Notes:”

•	will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as provided under “— Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Only Form

Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

If less than all of the notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such notes to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such notes to the trustee’s DTC account.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in certificated registered form (“certificated notes”) in accordance with the terms of the notes, global notes representing the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue certificated notes in exchange for global notes representing the notes, only if:

•

DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global notes or ceases to be a clearing agency registered under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;

•	an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or

•	we, at our option, elect to exchange all or part of a global note for certificated notes.

If any of the three above events occurs, DTC is required to notify all direct participants that certificated notes are available through DTC. DTC will then surrender the global notes representing the notes along with instructions for re-registration. The trustee will re-issue the notes in fully certificated registered form and will recognize the holders of the certificated notes as holders under the indenture.

Unless and until we issue certificated notes, (1) you will not be entitled to receive a certificate representing your interest in the notes, (2) all references in this prospectus supplement and the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants, and (3) all references in this prospectus supplement and the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the notes, for distribution to you in accordance with its policies and procedures.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary is a description of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes to persons who purchase notes from us in the offering at their original “issue price” (generally the first price at which a substantial amount of the notes is sold to the public for cash). This section supplements the discussion under “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, and should be read together with such discussion. The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes by a holder in light of such holder’s particular circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of the purchase, ownership or disposition of notes by investors that do not hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (or Code), the alternative minimum tax, the Medicare tax on net investment income or the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities;

•	traders that elect to mark their securities to market;

•	tax-exempt investors;

•	partnerships, S corporations, or other entities taxed as a pass-through or investors therein;

•	U.S. expatriates or former long-term permanent residents;

•	regulated investment companies, REITs, banks, thrifts, insurance companies or other financial institutions or financial service entities;

•	persons that hold the notes as a position in a straddle or as part of a synthetic security or hedge, constructive sale or conversion transaction or other integrated investment;

•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	U.S. noteholders (as defined below) that have a functional currency other than the U.S. dollar;

•	retirement plans;

•	persons holding a 10% or more (by vote or value) beneficial interest in our company;

•	persons who hold the notes on behalf of another person as nominee;

•	persons subject to the base erosion and anti-abuse tax;

•

controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax and other non-U.S. noteholders (as defined below), except to the extent discussed below under “— Consequences to Non-U.S. Noteholders”; or

•	persons deemed to sell notes under the constructive sale provisions of the Code.

Holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below.

The term “U.S. noteholder” means a beneficial owner of notes that, for U.S. federal income tax purposes, is, or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions, or (ii) that has a valid election in place to be treated as a domestic trust.

The term “non-U.S. noteholder” means a beneficial owner of notes that is an individual, corporation (or other entity treated as a corporation for U.S. federal income tax purposes), estate or trust and is not a U.S. noteholder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of a partner in such partnership generally depends on the status and tax situs of the partner and the activities of the partnership. A partnership considering the purchase of the notes and the partners in such partnership should consult their tax advisors.

This summary is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. There can be no assurance that the Internal Revenue Service (or IRS) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

This discussion does not address the effect of any other U.S. federal tax laws (e.g., federal estate or gift tax laws) or applicable state, local or non-U.S. tax laws.

IF YOU ARE CONSIDERING THE PURCHASE OF THE NOTES, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION.

Consequences to U.S. Noteholders

Stated interest on the notes. If you are a U.S. noteholder, stated interest paid on the notes generally will be includible in your gross income when accrued or received in accordance with your regular method of accounting for U.S. federal income tax purposes, and will be ordinary income. It is anticipated, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

In addition, as described under the heading “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” in the event of certain change of control events, we may be required to repurchase the Notes at a premium. Also, as described under the heading “Description of the Notes — Optional Redemption of the Notes” we may redeem some or all of the notes on or after August 15, 2027 at a price equal to 100% of the principal amount of the notes. According to the applicable Treasury regulations, the possibility of a redemption premium on the notes will not affect the amount or timing of interest income recognized by a holder of a note if the likelihood of the additional payment, as of the date the notes are issued, is remote. We intend to take the position that the likelihood of the payment of this additional amount with respect to the notes is remote and do not intend to treat the possibility of such payment as affecting the yield to maturity of the notes. Accordingly, any redemption premium payable to holders of the notes should be includible in gross income by a U.S. holder at the time the payment is paid or accrues in accordance with the U.S. holder’s regular method of tax accounting. Our determination that such possibility is a remote contingency is binding on you, unless you explicitly disclose to the IRS on your tax return for such year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income on the notes and our deduction with respect to the payments of additional interest. If you receive a redemption premium on the notes, you should consult your tax advisor concerning the appropriate tax treatment of such payment.

Sale or redemption of the notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, you will recognize taxable gain or loss equal to the difference between the amount of cash or other property received (other than any amount attributable to accrued but unpaid stated interest, which will generally be taxable as ordinary income to the extent not previously included in income as described above under “— Stated interest on the notes”) and your adjusted tax basis in the notes (your adjusted tax basis in your notes generally will be your purchase price for the notes). Any gain or loss you recognize upon such a sale or disposition of a note generally will be capital gain or loss. This gain or loss will be long-term capital gain or loss if your holding period for the notes is greater than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to certain limitations under the Code.

Consequences to Non-U.S. Noteholders

Stated interest on the notes. Subject to the discussion below concerning backup withholding and FATCA, if you are a non-U.S. noteholder, the payment by us or our paying agent of interest that is not effectively connected with your conduct of a U.S. trade or business will not be subject to U.S. federal income or withholding tax, provided that:

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our outstanding voting stock within the meaning of Section 871(h)(3) of the Code and the related Treasury regulations;

•	you are not a “controlled foreign corporation” that is related to our company within the meaning of Section 864(d)(4) of the Code;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	you satisfy certain certification requirements (summarized below).

Under current Treasury regulations, you can meet the foregoing certification requirements if:

•	you (or your agent) deliver to the withholding agent an IRS Form W-8BEN or W-8BEN-E (or successor form), signed by you or your agent on your behalf, certifying your non-U.S. status;

•

you hold your notes through a securities clearing organization or certain other financial institutions, and the organization or institution that holds your notes provides a signed statement to us or the paying agent that is accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) provided by you to that same organization or institution (directly or through another intermediate organization or institution); or

•

you hold your notes directly through a “qualified intermediary” (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) and certain conditions are satisfied.

You should consult your tax advisor regarding the application of the U.S. withholding tax rules to your particular circumstances.

In the event that you do not meet the foregoing requirements, interest on the notes will be subject to U.S. federal withholding tax at a 30% rate unless reduced by an applicable income tax treaty.

Interest on your notes that is effectively connected with your conduct of a U.S. trade or business (and which, if required by an applicable income tax treaty, is attributable to a permanent establishment you maintain in the United States) will not be subject to U.S. federal withholding tax if you have certified to the withholding agent

(generally a financial institution acting as our agent will be the withholding agent) on IRS Form W-8ECI (or successor form) that you are exempt from such withholding tax. Such interest will be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. noteholder, unless an applicable income tax treaty provides otherwise. If a non-U.S. noteholder is eligible for the benefits of a tax treaty between the United States and its country of residence, any interest that is effectively connected with such non-U.S. noteholder’s conduct of a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment maintained by the non-U.S. noteholder in the United States. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a U.S. trade or business.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. noteholders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. noteholders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or redemption of the notes. Except with respect to accrued but unpaid interest, which will generally be taxed as described above under “— Stated interest on the notes” and subject to the discussion below concerning backup withholding, if you sell, exchange or otherwise dispose of your notes in a transaction that is treated as a taxable sale or exchange for U.S. federal income tax purposes (including a retirement or redemption), you generally will not be subject to U.S. federal income tax on any gain you recognize on this transaction, unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year in which you disposed of your notes and certain other conditions are met.

A non-U.S. noteholder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale or other disposition generally in the same manner as a non-U.S. noteholder with respect to the effectively connected interest described above. The gain may qualify for a lower applicable treaty rate. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. An individual non-U.S. noteholder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or lower applicable income tax treaty rate) on the excess, if any, of the gain derived from such sale or other disposition plus all other U.S. source capital gains recognized by such non-U.S. noteholder during the same taxable year over such non-U.S. noteholder’s U.S. source capital losses recognized during such taxable year.

A non-U.S. noteholder’s ability to claim a loss on the disposition of the notes will be subject to substantial limitations. Non-U.S. noteholders should consult their tax advisors regarding the tax consequences of disposing of the notes at a loss.

Information Reporting Requirements and Withholding on the Notes

Payors may be required to report to the holders of the notes and the IRS amounts paid on or with respect to the notes, and proceeds from a sale or other disposition (including a retirement or redemption) of the notes during each calendar year and the amount of tax, if any, withheld from such payments and proceeds. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a non-U.S. noteholder resides or is established.

You may be subject under certain circumstances to backup withholding with respect to interest payments on your notes and proceeds from a sale or other disposition (including a retirement or redemption) of your notes. Generally, backup withholding will apply to U.S. noteholders only if:

•	you fail to provide your social security number or other taxpayer identification number (or TIN) to the withholding agent;

•	you provide an incorrect TIN;

•

in the case of interest payments, you are notified by the IRS that you have failed to properly report payments of interest and dividends and the IRS has notified the withholding agent that you are subject to backup withholding; or

•

you fail, under certain circumstances, to provide the withholding agent with a certified statement, signed under penalty of perjury, that the TIN you provided is your correct TIN and that you are not subject to backup withholding.

A U.S. noteholder that does not provide its correct TIN may be subject to penalties imposed by the IRS. Certain taxpayers, including corporations and tax-exempt entities, generally are exempt from backup withholding. In general, a non-U.S. noteholder will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. noteholder is a United States person, as defined under the Code, and the non-U.S. noteholder has satisfied the certification requirements described above under “— Consequences to Non-U.S. Noteholders — Stated interest on the notes.” Generally, the amount of interest paid to a non-U.S. noteholder and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. A non-U.S. noteholder will also be subject to information reporting with respect to the proceeds of the sale or other disposition of a note within the United States or conducted through certain United States-related financial intermediaries, unless the payor of the proceeds receives the certification described above and does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, or the holder otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other disposition of a note effected outside the United States through a non-U.S. office of a non-U.S. broker without specified U.S. connections generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

FATCA Withholding on the Notes

Under the U.S. tax rules commonly known as the Foreign Account Tax Compliance Act (or FATCA), a 30% U.S. federal withholding tax may apply to payments of interest made on a note if a non-U.S. noteholder (i) is, or holds its notes through, a foreign financial institution that has not entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States and other persons, or that has been designated as a “nonparticipating foreign financial institution” pursuant to an intergovernmental agreement between the United States and a foreign country, where applicable, or (ii) fails to provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its “substantial United States owners.” The terms of an intergovernmental agreement between the United States and a foreign country, if applicable, or of future Treasury regulations or other guidance, may further modify these requirements.

Prospective investors should consult their tax advisors on how these rules may apply to their investment in the notes.

UNDERWRITING

Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. are acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite that underwriter’s name.

Underwriters	Principal Amount
Morgan Stanley & Co. LLC	$23,000,000
RBC Capital Markets, LLC	$23,000,000
UBS Securities LLC	$23,000,000
Wells Fargo Securities, LLC	$23,000,000
Keefe, Bruyette & Woods, Inc.	$11,500,000
Piper Sandler & Co.	$11,500,000
Total	$115,000,000

The underwriting agreement will provide that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes in the offering if any are purchased, other than those notes covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

Option to Purchase Additional Notes

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase on a pro rata basis up to an additional $17,250,000 aggregate principal amount of notes at the initial public offering price less the underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase an aggregate principal amount of the notes approximately proportionate to that underwriter’s initial purchase commitment.

Underwriting Discounts and Expenses

The underwriters propose to offer the notes initially at the public offering price set forth on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.50 per $25.00 principal amount of the notes. After the initial public offering, the underwriters may change the public offering price and concession or any other selling term of this offering may change. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

		Total
	Per Note	Without Over-Allotment	With Over-Allotment
Public offering price	$25.00	$115,000,000	$132,250,000
Underwriting discounts and commissions paid by us	$0.7875	$3,622,500	$4,165,875
Proceeds, before expenses, to us	$24.2125	$111,377,500	$128,084,125

We have also agreed to pay, on behalf of the underwriters, up to $150,000 of the reasonable fees and disbursements of counsel for the underwriters in connection with the offering. We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts and commissions, will be approximately $450,000.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including, among other things, liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We have agreed for a period of 30 days following the date of this offering that, without the prior written consent of the underwriters, which may not be unreasonably withheld, we will not, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing.

Stock Exchange Listing

We intend to apply for listing of the notes on the NYSE. If the application is approved, trading of the notes on NYSE is expected to begin within 30 days after the date of initial delivery of the notes. The underwriters will have no obligation to make a market in the notes, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE for the notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the notes at the time and price desired will be limited.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the aggregate principal amount of the notes over-allotted by the underwriters is not greater than the aggregate principal amount of the notes that it may purchase in the over-allotment option. In a naked short position, the aggregate principal amount of the notes involved is greater than the aggregate principal amount of the notes in the over-allotment option. The underwriters may close out any short position by either exercising its over-allotment option and/or purchasing notes in the open market.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell more notes than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once committed, will not be discontinued without notice.

Conflicts of Interest and Other Relationships

Certain underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Piper Sandler & Co. is acting as a financial advisor to HomeXpress in connection with the HomeXpress Acquisition.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.

Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Electronic Delivery

A prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in the offering, and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to their delivery will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP and, with respect to certain matters of Maryland law, Venable LLP. Certain legal matters will be passed upon for the underwriters by Ropes  & Gray LLP.

EXPERTS

The consolidated financial statements of Chimera Investment Corporation appearing in Chimera Investment Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Chimera Investment Corporation’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov and on our website at www.chimerareit.com. Information on our website is not part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC. We have filed the documents listed below with the SEC (File No. 333-283045) under the Exchange Act and these documents are incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 19, 2025; and

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 8, 2025 and for the quarter ended June 30, 2025, filed on August 6, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A filed on April 24, 2025; and

•	Our Current Reports on Form 8-K, filed on April 8, 2025, April 11, 2025, June 11, 2025 and June 12, 2025 as amended by the Current Report on Form 8-K/A filed on June 13, 2025).

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be part hereof from the date of filing of those documents.

Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other document that we file with the SEC, and which is also incorporated by reference in this prospectus supplement and the accompanying prospectus, modifies or replaces that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference into those documents); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Chimera Investment Corporation, 630 Fifth Avenue, Ste 2400 New York, New York 10111, by emailing us at investor-relations@chimerareit.com, or by calling us at (888) 895-6557.

PROSPECTUS

Common Stock, Preferred Stock, Warrants and Debt Securities

By this prospectus, we may offer, from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, shares of our preferred stock or debt securities; and

•	debt securities, which may consist of debentures, notes, or other types of debt.

The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you decide to invest.

This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

The New York Stock Exchange lists our common stock, par value $0.01 per share, under the symbol “CIM”, our 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, under the symbol “CIM PrA,” our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, under the symbol “CIM PrB,” our 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, under the symbol “CIM PrC,” our 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, under the symbol “CIM PrD,” our 9.000% Senior Notes due 2029 under the symbol “CIMN” and our 9.250% Senior Notes due 2029 under the symbol “CIMO.”

To assist us in qualifying as a real estate investment trust (“REIT”), for U.S. federal income tax purposes, our Charter provides that no person may own more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares of capital stock not treated as outstanding for federal income tax purposes, unless our board of directors waives this limitation.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 3 of this prospectus.

We may sell these securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (or the SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into or set forth in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Chimera,” “we,” “us,” “our,” “the Company” or similar references mean Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. “Agency” refers to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. Government, such as Ginnie Mae; “MBS” refers to mortgage-backed securities secured by pools of residential or commercial mortgage loans; “RMBS” refers to mortgage-backed securities secured by pools of residential mortgage loans; “CMBS” refers to mortgage-backed securities secured by pools of commercial mortgage loans; “Agency RMBS” and “Agency CMBS” refer to MBS that are secured by pools of residential and commercial mortgage loans, respectively, and are issued or guaranteed by an Agency; “ABS” refers to asset backed securities; “Agency MBS” refers to MBS that are issued or guaranteed by an Agency and includes Agency RMBS and Agency CMBS collectively; “Non-Agency RMBS” refers to residential MBS that are not guaranteed by any agency of the U.S. Government or any Agency. “Loans held for investment” are comprised primarily of loans collateralized by seasoned reperforming residential mortgages. Additionally, it includes jumbo prime loans, investor loans and business purpose loans. The term “you” refers to a prospective investor.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference into this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “goal,” “target,” “assume,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “budget,” “forecast,” “predict,” “potential,” “plan,” “continue,” “intend,” “should,” “may,” “could,” “would,” “will” or similar expressions. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	our business and investment strategy;

•	our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends;

•	our ability to determine accurately the fair market value of our assets;

•

availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations;

•	our expected investments;

•	changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets;

•	changes in inflation, interest rates and mortgage prepayment rates;

•	prepayments of the mortgage and other loans underlying our MBS or ABS;

•	rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments;

•	general volatility of the securities markets in which we invest;

•	our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements;

•	our ability to effect our strategy to securitize residential mortgage loans;

•	interest rate mismatches between our investments and our borrowings used to finance such purchases;

•	effects of interest rate caps on our adjustable-rate investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the impact of and changes to various government programs;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters;

•	market trends in our industry, interest rates, the debt securities markets or the general economy;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	our ability to find and retain qualified personnel;

•	our ability to maintain our classification as REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•	our expectations regarding materiality or significance;

•	the effectiveness of our disclosure controls and procedures;

•	delays and/or unforeseen events that could cause our proposed acquisition of Palisades (as defined below) to be delayed or not consummated; and

•	the potential that we may not fully realize the expected benefits of the acquisition of Palisades, including the potential financial impact.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described under the caption “About Chimera Investment Corporation” in this prospectus and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into the prospectus. If a change occurs, our business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT CHIMERA INVESTMENT CORPORATION

General

We are a publicly traded REIT that is primarily engaged in the business of investing in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency RMBS, Agency CMBS, business purpose and investor loans, and other real estate-related assets. Our investments may be direct or indirect, including through one or more limited partnerships managed by a registered investment advisor. We may make other similar investments as well as invest in entities that originate or service mortgage loans. The MBS and other real estate-related securities we purchase may include investment-grade, non-investment grade, and non-rated classes. We use leverage to increase potential returns from our investments. Our principal business objective is to provide attractive risk-adjusted returns through the generation of distributable income and through asset performance linked to mortgage credit fundamentals. We selectively invest in residential mortgage assets with a focus on credit analysis, projected prepayment rates, interest rate sensitivity and expected return.

We currently focus our investment activities primarily on acquiring residential mortgage loans. In addition, we acquire and own Non-Agency RMBS and Agency MBS. At September 30, 2024, based on the fair value of our interest earning assets, approximately 84% of our investment portfolio was residential mortgage loans, 8% of our investment portfolio was Non-Agency RMBS, and 8% of our investment portfolio was Agency MBS. At December 31, 2023, based on the fair value of our interest earning assets, approximately 91% of our investment portfolio was residential mortgage loans, 8% of our investment portfolio was Non-Agency RMBS, and 1% of our investment portfolio was Agency MBS.

We use leverage to seek to increase our potential returns and to finance the acquisition of our assets. We expect to finance our investments using a variety of financing sources, including securitizations, warehouse facilities, repurchase agreements and the capital markets. We may seek to manage our debt and interest rate risk by utilizing interest rate hedges, such as interest rate swaps, swaptions, caps, options, and futures to reduce the effect of interest rate fluctuations related to our financing sources.

Our investment strategy is intended to take advantage of opportunities in the current interest rate and credit environment. We adjust our strategy in response to changing market conditions by shifting our asset allocations across various asset classes as interest rate and credit cycles change over time. We believe that our strategy will provide us an opportunity to pay dividends throughout changing market cycles. We expect to take a long-term view of assets and liabilities.

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We believe that we have been organized and operated in a manner that enables us to continue to be taxed as a REIT under the Code. As a REIT, we generally are not subject to U.S. federal income tax on our taxable income that is distributed to our stockholders. To ensure we continue to qualify as a REIT, no person may own more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, which includes our common stock, unless our board of directors waives this limitation.

Palisades Acquisition

On October 16, 2024, we entered into a definitive agreement to acquire Palisades Group (“Palisades”), a U.S.-based alternative asset manager specializing in residential real estate credit (the “Palisades Acquisition”). Under the terms of the agreement, we will acquire Palisades for cash consideration of $30 million at closing, plus an additional potential earnout of up to $20 million over five years contingent upon achieving certain financial targets, with the option for us to pay 50% of the earnout payments in common shares, aligning interests with those of our shareholders. We expect to close the Palisades Acquisition during the fourth quarter of 2024, subject to the satisfaction of customary closing conditions.

Securities Listing

The New York Stock Exchange lists our common stock, par value $0.01 per share, under the symbol “CIM”, our 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), under the symbol “CIM PrA,” our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”),under the symbol “CIM PrB,” our 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), under the symbol “CIM PrC,” our 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), under the symbol “CIM PrD,” our 9.000% Senior Notes due 2029 under the symbol “CIMN” and our 9.250% Senior Notes due 2029 under the symbol “CIMO.”

Principal Executive Offices and Telephone Number

Our principal executive offices are located at 630 Fifth Ave, Ste 2400, New York, New York 10111. Our telephone number is (212) 626-2300.

Internet Address

Our internet address is www.chimerareit.com. The contents of our internet website are not a part of, and are not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

SELECTED FINANCIAL DATA

Reverse Stock Split

On May 21, 2024, we effected a 1-for-3 reverse stock split (the “Reverse Stock Split”) of our common stock. In connection with the Reverse Stock Split, the number of authorized shares of common stock was decreased to 166,666,667 shares. Our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the unaudited condensed financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2024, which are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. Our unaudited condensed financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2024 and September 30, 2024 were reported giving effect to the Reverse Stock Split. Except where the context otherwise requires, share numbers in this prospectus reflect the Reverse Stock Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as adjusted to reflect the Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED (in thousands, except share and per share amounts):

	Year Ended December 31,
	2023	2022	2021
Net income (loss) available to common shareholders	$52,354	$(586,831)	$596,350
Net income per share of Common Stock—basic	$0.23	$(2.51)	$2.55
Net income per share of Common Stock—diluted	$0.23	$(2.51)	$2.44
Weighted average number of shares of Common Stock outstanding—basic	230,057,356	233,938,745	233,770,474
Weighted average number of shares of Common Stock outstanding—diluted	232,617,866	233,938,745	245,494,926

	Three Months Ended March 31,
	2024	2023
Net income (loss) available to common shareholders	$111,016	$38,928
Net income per share of Common Stock—basic	$0.46	$0.17
Net income per share of Common Stock—diluted	$0.45	$0.17
Weighted average number of shares of Common Stock outstanding—basic	243,718,142	231,994,620
Weighted average number of shares of Common Stock outstanding—diluted	245,154,643	235,201,614

AS ADJUSTED FOR THE REVERSE STOCK SPLIT (unaudited, in thousands, except share and per share amounts):

	Year Ended December 31,
	2023	2022	2021
Net income (loss) available to common shareholders	$52,354	$(586,831)	$596,350
Net income per share of Common Stock—basic	$0.68	$(7.53)	$7.65
Net income per share of Common Stock—diluted	$0.68	$7.53	$7.29
Weighted average number of shares of Common Stock outstanding—basic	76,685,785	77,979,582	77,923,491
Weighted average number of shares of Common Stock outstanding—diluted	77,539,289	77,979,582	81,831,642

	Three Months Ended March 31,
	2024	2023
Net income (loss) available to common shareholders	$111,016	$38,928
Net income per share of Common Stock—basic	$1.37	$0.50
Net income per share of Common Stock—diluted	$1.36	$0.50
Weighted average number of shares of Common Stock outstanding—basic	81,239,381	77,331,540
Weighted average number of shares of Common Stock outstanding—diluted	81,718,214	78,400,538

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to finance the acquisition of mortgage assets including residential mortgage loans, non-Agency RMBS, Agency RMBS, Agency CMBS and other targeted assets, and for other general corporate purposes such as repayment of outstanding indebtedness or to pay down other liabilities, working capital, and for liquidity needs. Pending any such uses, we may invest the net proceeds from the sale of any securities in interest-bearing short-term investments, including money market accounts that are consistent with our intention to maintain our qualification as a REIT, or we may use them to reduce short-term indebtedness.

DESCRIPTION OF EQUITY SECURITIES

General

Our charter provides that we may issue 266,666,667 shares of stock, consisting of 166,666,667 shares of common stock, par value of $0.01 per share, and 100,000,000 shares of preferred stock, par value of $0.01 per share. Of the preferred stock, 6,210,000 shares have been further classified as Series A Preferred Stock, 13,800,000 shares have been further classified as Series B Preferred Stock, 11,500,000 shares have been further classified as Series C Preferred Stock and 8,510,000 shares have been further classified as Series D Preferred Stock. As of September 30, 2024, 80,875,061 shares of common stock, 5,800,000 shares of Series A Preferred Stock, 13,000,000 shares of Series B Preferred Stock, 10,400,000 shares of Series C Preferred Stock and 8,000,000 shares of Series D Preferred Stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under the Maryland General Corporation Law (“MGCL”), our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, as amended, bylaws, as amended, and any articles supplementary to our charter, as amended, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and nonassessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock (including fixed and floating rates, as applicable);

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. As of September 30, 2024, 80,875,061 shares of common stock, 5,800,000 shares of Series A Preferred Stock, 13,000,000 shares of Series B Preferred Stock, 10,400,000 shares of Series C Preferred Stock and 8,000,000 shares of Series D Preferred Stock were issued and outstanding.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture among us and Wilmington Trust, National Association, as trustee. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference into this prospectus. To obtain a copy of the indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference into this prospectus.

Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “Chimera,” “we,” “our company,” “us” and “our” and other similar references mean Chimera Investment Corporation, excluding its subsidiaries.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms, including, where applicable:

•	the title of the series of debt securities (which shall distinguish the securities of the series from the securities of any other series);

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of, any covenant or Event of Default;

•

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•

if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000;

•	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

•	any listing of the debt securities on any securities exchange; and

•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the prospectus supplement relating to the securities. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of issue and an additional certificate will be issued with respect to any remaining amount of such issue.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its direct participants deposit with DTC. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee, as the case may be, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

A beneficial owner must give any required notice of its election to have its securities repurchased, through the participant through which it holds its beneficial interest in the security, to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. These payments will be the responsibility of such participant and not DTC, Chimera or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of Chimera or its respective agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of Chimera, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer or its agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates will be printed and delivered to DTC. In addition, an issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates are required to be printed and delivered.

If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the securities through either Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream,

Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system. The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels, and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

If DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

•

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

•

immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

1.

default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

2.

default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

3.	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

4.

default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

5.

default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

6.

default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt, as defined below) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

7.

failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

8.	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

9.	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interests of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

The indenture provides that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (8) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity satisfactory to the trustee against the costs, fees and expenses and liabilities that might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate that states whether or not we are in default under the terms of the indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

•

changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

•

reduces the principal of or any premium on any debt securities, reduces the rate of interest on any debt securities or reduces the price payable upon the redemption of any debt securities, whether such redemption is mandatory or at our option, or upon the repurchase of any debt securities at the option of the holder, or reduces any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

•	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

•	changes any place where, or the currency in which, debt securities are payable;

•

impairs the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt securities that are convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange such debt securities in accordance with its terms;

•	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

•

reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

•	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

•

to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

•

to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

•	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

•

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

•	to add any additional Events of Default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of any holder of a debt security of such series or any other debt security in any material respect;

•

to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

•	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

•

to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

•

in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

•

to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “— Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities that are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either

(1)	all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or

(2)

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

•	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

•	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations.

•

to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture;

•

in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service, or IRS, a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

•

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

As used in the indenture, the following terms have the meanings specified below:

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

“Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Regarding the Trustees

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

To qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock, excluding any shares of capital stock not treated as outstanding for U.S. federal income tax purposes.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), will be required to give notice immediately (or, in the case of a proposed transaction, give at least 15 days written notice) to us and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel to determine or ensure our status as a REIT.

Any attempted transfer of our securities that, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust is ineffective to prevent the violation of the ownership limit, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held by the trustee will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends or other distributions, and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to the MGCL, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trustee, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon such a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in your best interests.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

We have summarized certain terms and provisions of the MGCL and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the MGCL. See “Where You Can Find More Information.” For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer.”

Classification of Board of Directors, Vacancies and Removal of Directors

Our charter and bylaws provide for a classified board of directors consisting of up to 15 directors. Our charter provides that our directors shall be divided into three classes. As of November 6, 2024, the number of directors in each class and the expiration of each class term are as follows:

Class I	3 Directors	Expires 2026

Class II	2 Directors	Expires 2027

Class III	2 Directors	Expires 2025

At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify, and the directors in the other two classes will continue in office. A classified board of directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified board of directors could prevent stockholders who do not agree with the policies of our board of directors from replacing a majority of the board of directors for two years, except in the event of removal for cause.

Any vacancy on our board of directors may be filled only by a majority of the remaining directors, except as may be provided by the board of directors in setting the terms of any class or series of stock. Any individual so elected director will hold office for the remainder of the full term of the directorship in which the vacancy occurred. Our charter provides that a director may be removed at any time, but only for cause (as defined in our charter) upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Indemnification

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of

(a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of ours in any of the capacities described above and any employee or agent of us or a predecessor of ours.

Limitation of Liability

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter provides for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Maryland Business Combination Act

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

The board of directors has by resolution exempted any business combinations from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to any business combinations unless the board of directors later resolves otherwise.

Maryland Control Share Acquisition Act

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third, of all voting power;

•	one-third or more, but less than a majority, of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our board of directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition; or

•	the meeting where stockholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that stockholders would be able to force us to redeem the stock for fair value. Under the MGCL, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Amendment to Charter and Bylaws

Except for charter amendments relating to the (a) removal of directors, (b) the classification of preferred shares, (c) restrictions on ownership and transfer and (d) the vote required to amend the amendment provision (which must be advised by our board and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter), amendments to our charter must be advised by our board and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws may be amended by our board or by the affirmative vote of our stockholders entitled to cast two-thirds of all of the votes entitled to be cast on the matter.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. The MGCL also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by the board of directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require, unless called by the chairman of our board, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders, (b) require that the number of directors be fixed only by the board of directors, (c) have a classified board and (d) have a two-thirds vote requirement for the removal of director. We have elected in our charter to be subject to the provisions of Subtitle 8 whereby any vacancy on the board is filled only by a vote of the remaining directors (whether or not they constitute a quorum) for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Meetings of Stockholders

Under our bylaws and pursuant to the MGCL, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board. Special meetings of stockholders may be called by our board, the chairman of our board, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder or stockholders must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board; or

•

by a stockholder who was a stockholder of record at the record date set by our board for the meeting, at the time of giving of the notice required by our bylaws and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board may be made at a special meeting of stockholders at which directors are to be elected only:

•	by or at the direction of our board; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or our stockholders, (c) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or the our charter or our bylaws, or (d) any other action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

Computershare Inc., 480 Washington Blvd., 27th Floor, Jersey City, New Jersey 07310-1900, is the transfer agent and registrar for our stock. Its website is www.computershare.com and its telephone number is (800) 301-5234.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material U.S. federal income tax considerations relating to the ownership of our capital stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with shares of our capital stock held as capital assets for U.S. federal income tax purposes and does not deal with special situations, such as:

•	dealers in securities or currencies,

•	financial institutions,

•	regulated investment companies;

•	tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Capital Stock” below);

•	insurance companies;

•	persons holding our capital stock as a part of a hedging, integrated;

•	conversion or constructive sale transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	investors in pass-through entities;

•	trusts and estates (except to the extent discussed herein);

•	persons who receive our securities through the exercise of employee stock options or otherwise as compensation

•	U.S. holders of our capital stock whose “functional currency” is not the U.S. dollar;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons liable for alternative minimum tax;

•	persons holding a 10% or more (by vote or value) beneficial interest in our stock; and

•	other persons subject to special tax rules.

Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

You should consult your tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the U.S. federal income tax laws beginning with our taxable year ended December 31, 2007. We believe that we are organized and have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2020 through December 31, 2023, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2024 and in the future. You should be aware that Hunton Andrews Kurth LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the U.S. federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, given the complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the potential tax treatment of the investments we make, and the possibility of future changes in our circumstances, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. In addition, we will be required to make estimates of, or otherwise determine the value of, our assets and the collateral for our assets, and the values of some assets may not be susceptible to a precise determination. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of our assets or collateral. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof. In any year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our net taxable income that we distribute currently to our stockholders, although taxable income generated by domestic taxable REIT subsidiaries, if any, will be subject to regular corporate income tax. Our stockholders generally will be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends. Distributions we make are not eligible for the dividends received deduction for corporations. We expect that ordinary dividends paid by us generally will not be eligible for the reduced rates that generally apply to distributions by non-REIT C corporations to certain U.S. individuals, trusts and estates, but may be eligible for the up to 20% pass-through deduction for such stockholders.

We generally are not subject to U.S. corporate income tax on income that we distribute currently to stockholders, but we will be subject to U.S. federal tax as follows:

•

We will pay U.S. federal income tax on our net taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% Asset Test, the 10% Vote Test or the 10% Value Test, as described below under “—Asset Tests”) as long as the failure was due to reasonable cause and not willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure as described below under “- Failure to Qualify,”

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•

any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain rather than distribute all or a portion of our net capital gains and pay income tax on the gains. In that case, a U.S. holder would include its proportionate share of our undistributed net long-term capital gains (to the extent we make a timely designation of such gain to the holder) in income and receive a credit for its proportionate share of the tax paid by us.

•	We will be subject to a 100% excise tax on transactions between us and a taxable REIT subsidiary that are not conducted on an arm’s length basis.

•

If we acquire any appreciated assets from a non-REIT C-corporation in a carry-over basis transaction, we could be liable for tax with respect to “built-in gain” in those assets if we recognize gain on the sale or disposition of any such assets during the 5-year period after we acquire the assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset.

•

With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or REMIC, the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held in record name by “disqualified organizations.” To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. A “disqualified organization” includes:

•	the U.S.;

•	any state or political subdivision of the U.S.;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•

any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal (and applicable state and local) corporate income tax on its taxable income. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked;

(8)	that meets other tests, described below, regarding the nature of its income and assets and the distribution of its income;

(9)	that uses the calendar year as its taxable year; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year

Conditions (1) (2) (3) (4), (8) and (9) must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year. Neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. For purposes of determining the stock ownership requirement described in condition (6) above, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the requirement described in condition (6) above. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet condition (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements described in conditions (5) and (6) above, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder. We intend to continue to comply with these requirements.

Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% Value Test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership or limited liability company, the partnership’s or limited liability company’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A taxable REIT subsidiary is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. Our domestic taxable REIT subsidiaries will be fully subject to corporate income tax on their taxable income.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Any income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s length negotiations, will also be subject to a 100% penalty tax. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a taxable REIT subsidiary in an effort to ensure that we do not become subject to this penalty tax; however, we cannot assure you that we will be successful in avoiding this penalty tax.

Ownership of Subsidiary REITs. We own 100% of the common shares of a subsidiary REIT. Our subsidiary REIT is also subject to the same various REIT qualification requirements and other limitations described herein that are applicable to us. We believe that our subsidiary REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if a subsidiary REIT of ours were to fail to qualify as a REIT, then (1) the subsidiary REIT would become subject to regular U.S. corporate income tax, as described herein, see “-Failure to Qualify” below, and (2) our ownership of shares in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% Asset Test, the 10% Vote Test, and the 10% Value Test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and taxable REIT subsidiaries. See “-Asset Tests” below. If our subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% Vote Test and the 10% Value Test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. While we believe that our subsidiary REIT has qualified as a REIT under the Code, we have joined the subsidiary REIT in filing a “protective” taxable REIT subsidiary election with respect to the subsidiary REIT. We cannot assure you that such “protective” taxable REIT subsidiary election would be effective to avoid adverse consequences to us. Moreover, even if the “protective” election were to be effective, the subsidiary REIT would be subject to regular corporate income tax, and we cannot assure you that we would not fail to satisfy the requirement that not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries, as well as the requirement that taxable income from our taxable REIT subsidiaries plus other nonqualifying gross income not exceed 25% of our total gross income.

Taxable Mortgage Pools and Excess Inclusion Income. An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool, or TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the applicable U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A TMP generally is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT, but a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to U.S. shareholders will be treated as excess inclusion income.

Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for U.S. Treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Non-U.S. holders who hold stock for investment and not in connection with a trade or business conducted in the U.S. will be subject to U.S. federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more disqualified organizations are record holders of shares of capital stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by disqualified organizations. In such circumstances, we may reduce the amount of our distributions to a disqualified organization whose stock ownership gave rise to the tax. To the extent that our capital stock owned by disqualified organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our capital stock held by the broker/dealer or other nominee on behalf of the disqualified organizations.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders.

Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our capital stock.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•

interest on debt secured by mortgages on real property or on interests in real property and interest on debt secured by a mortgage on real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and interest on qualified mezzanine loans;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real estate assets;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

•

income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, at least 95% of our gross income for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

Gross income from the following sources is excluded from both the numerator and the denominator in both gross income tests:

•	gain from a sale of property that we hold primarily for sale to customers in the ordinary course of business;

•	income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such;

•	certain foreign currency gains; and

•	cancellation of indebtedness (“COD”) income.

We will monitor the amount of our non-qualifying income and we will seek to manage our portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount point, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date (i) we agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. If apportionment is required, the percentage of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the percentage of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test.

We expect that the MBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such MBS will be qualifying income for the 95% gross income test. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of MBS treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We may purchase and sell Agency MBS through to-be-announced forward contracts (“TBAs”), and recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. While there is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test, we intend to treat income and gains from TBAs as qualifying income for purposes of the 75% gross income test, based on an opinion of counsel substantially to the effect for purposes of the 75% REIT gross income test, any gain recognized by us in connection with the settlement of TBAs should be treated as gain from the sale or disposition of an interest in mortgages on real property. If the IRS were to successfully challenge the opinion of counsel, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs.

We may modify the terms of our mortgage loans. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

The interest, original issue discount, and market discount income that we will receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. Some of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

We have entered, and intend to enter, into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests that is clearly identified as such before the close of the day on which it was acquired, originated or entered into and satisfies other identification requirements, or (iii) in connection with the effective termination of certain hedging transactions described above, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Even if the income from our hedging transactions is excluded from gross income for purposes of the 75% and 95% gross income tests, such income and any loss will be taken into account in determining our REIT taxable income and our distribution requirement. If the IRS disagrees with our calculation of the amount or timing of recognition of gain or loss with respect to our hedging transactions, our distribution requirement could increase, which could require that we correct any shortfall in distributions by paying deficiency dividends to our stockholders in a later year.

Fee Income. We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and, the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test, and thus cannot exceed 5% of our annual gross income. We may conduct some or all of our fee-generating activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to U.S. federal income tax. Any fees earned by a taxable REIT subsidiary will not be included in our gross income for purposes of the gross income tests.

COD Income. From time-to-time, we may recognize COD income in connection with repurchasing our debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests. Any COD income that we recognize would be subject to the distribution requirements, subject to certain rules that apply to excess non-cash income, or we will incur corporate income tax and a 4% nondeductible excise tax with respect to any COD income.

Rents from Real Property. We do not currently own any real property for the production of rental income. If we were to acquire real property or an interest therein for the production of rental income, rents we receive would qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we generally intend to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law,

after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

•

on which any construction takes place on the property (other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent); or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by us to foreclose on a particular mortgage loan and could affect whether we choose to foreclose with regard to a particular mortgage loan.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that satisfies the 75% gross income test and 75% asset test on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Dividends. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Phantom income. Due to the nature of the assets in which we invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments or MBS in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the loans and debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments or MBS, such as original issue discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our phantom income, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this phantom income is recognized. We currently do not expect that this rule will have a material impact on the timing of accrual of our income or on the amount of our distribution requirement.

We may agree to modify the terms of distressed loans or other loans we hold. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the Code. Generally, those relief provisions will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT” and “—Failure to Qualify.”

Asset Tests

To maintain our qualification as a REIT, we must also satisfy the following asset tests at the close of each quarter of each of our taxable years:

•	At least 75% of the value of our total assets must consist of the following (the “75% Asset Test,” and the assets listed below the “75% Asset Class”):

•

interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgages on real property or on interests in real property;

•	stock in other REITs and debt instruments issued by “publicly offered” REITs;

•	cash and cash items;

•	government securities;

•

investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate assets under the U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% Asset Class (the “25% Securities Test”).

•

Except for securities in taxable REIT subsidiaries and the securities in the 75% Asset Class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% Asset Test”).

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% Asset Class, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% Vote Test).

•

Except for securities of taxable REIT subsidiaries and the securities in the 75% Asset Class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below ( the “10% Value Test”).

•	Not more than 20% of the value of our total assets may consist of securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered” REITs that are not secured by real property or interests in real property.

For purposes of the 5% Asset Test, the 10% Vote Test and the 10% Value Test, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or a taxable REIT subsidiary, mortgage loans or MBS that constitute real estate assets, or equity interests in a partnership. The term “securities”, however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that, for purposes of the 10% Value Test, the term “securities” does not include:

•

“straight debt” securities, defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on the profits, the borrower’s discretion, or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

In addition, the following instruments will not be considered securities for purposes of the 10% Value Test: (i) a REIT’s interest as a partner in a partnership; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) to the extent of the REIT’s interest as a partner in the partnership; (iv) any loan to an individual or an estate; (v) any “section 467 rental agreement,” other than an agreement with a related party tenant; (vi) any obligation to pay “rents from real property”; (vii) certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; and (viii) any security (including debt securities) issued by another REIT. For purposes of the 10% Value Test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described clause (i) and (ii) in the preceding sentence.

For purposes of the 75% Asset Test, mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. Where a mortgage covers both real property and other property, an apportionment may be required in the same manner as described under “—Income Tests—Interest.” IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the subsequent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan.

We expect that our investments in MBS generally will be treated as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of MBS treated as an interest in a REMIC, such interests generally will qualify as real estate assets, and income derived from REMIC interests generally will be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. We may purchase and sell Agency MBS through TBAs. While there is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. Government securities for purposes of the 75% asset test, we intend to treat TBAs as qualifying assets for purposes of the REIT asset tests, based on an opinion of counsel substantially to the effect that for purposes of the REIT asset tests, our ownership of a TBA should be treated as ownership of real estate assets. If the IRS were to successfully challenge the opinion of counsel, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs.

We believe that most of the assets that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% Asset Test.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will be required to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurances that the IRS may not disagree with these determinations and assert that a different value is applicable, in which case we may not satisfy the 75% and the other Asset Tests.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of (or the requirements are otherwise met) within six months of the last day of the quarter in which the failure was identified and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest corporate income tax rate.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•

the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our after-tax net income, if any, from foreclosure property; minus

•

the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be treated as “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

As described above, if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay income tax on the gains. In that case, our stockholders would include their proportionate share of the undistributed net long-term capital gains in income and receive a credit for their proportionate share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, MBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. See “—Income Tests—Phantom Income.” Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, as long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). We have no current intention to make a taxable dividend payable in cash and stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to continue to comply with these requirements. A stockholder that fails or refuses to comply with such request is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not due to willful neglect, and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests” above.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of U.S. Holders of Our Capital Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any of its States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or an arrangement treated as a partnership for U.S. federal income tax purposes) holds our capital stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our capital stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our capital stock that is neither a U.S. holder nor a partnership (including an entity or an arrangement treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made to taxable U.S. holders of our capital stock out of current or accumulated earnings and profits that are not designated as capital gain dividends or retained long-term capital gain will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced long-term capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

For taxable years beginning before January 1, 2026, individuals, trusts and estates may be able to deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). To qualify for the pass-through deduction, the stockholder receiving such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

The maximum federal income tax rate for “qualified dividend income” received by taxpayers taxed at individual rates is currently 20% (exclusive of the 3.8% net investment income tax). Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C-corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Our Taxation as a REIT” above), our dividends generally will not be eligible for the reduced 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at a higher tax rate as described above. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic taxable REIT subsidiary), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our capital stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the distributions will be taxable as capital gains. A U.S. holder’s initial tax basis in a share of our capital stock is, in general, equal to the amount paid per share.

Distributions generally will be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the U.S. holders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate U.S. holders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require U.S. holders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder of our capital stock will increase the basis in its shares of our capital stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a rate of up to 20%; or

•	an unrecaptured section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions and gain from the disposition of our capital stock will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Taxable distributions from us and gain from disposition of our stock generally will be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Other Tax Considerations. U.S. holders of our capital stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Capital Stock. Upon any taxable sale or other disposition of our capital stock, a U.S. holder of our capital stock will recognize gain or loss for U.S. federal income tax purposes on the disposition of our capital stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such REIT stock for tax purposes.

A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder less tax deemed paid by it and reduced by any return of capital distribution.

In general, gain or loss to holders who are not a dealer in securities will be capital gain or loss. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our capital stock may be disallowed if the U.S. holder purchases our capital stock within 30 days before or after the disposition.

“Medicare Tax”. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of our capital stock and income from dividends paid on our capital stock. U.S. holders are urged to consult their tax advisors regarding the 3.8% net investment income tax.

Redemption of Preferred Stock. A redemption of preferred stock will be treated under section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Holders of our Capital Stock—Sales of Our Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in our stock, (ii) results in a “complete termination” of the U.S. holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “—Taxation of U.S. Holders of Our Capital Stock—Distributions Generally.” In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. holder’s remaining stockholdings in our company. If the U.S. holder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Conversion of Preferred Stock. Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Taxation of Non-U.S. Holders of Our Capital Stock

The rules governing U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.

For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to acquire and manage, through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments, with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the U.S.

Distributions. Distributions by us to a non-U.S. holder of our capital stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income that exceeds our undistributed REIT taxable income in a particular year, it would be allocated to our stockholders. See “—Our Taxation as a REIT—Taxable Mortgage Pools.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and generally are not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•

a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form), with us evidencing eligibility for that reduced rate is filed with us; or

•	the non-U.S. holder files an IRS Form W-8ECI (or any applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in our capital stock will reduce the non-U.S. holder’s adjusted basis in our capital stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in our capital stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Sales of Our Capital Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at the applicable rate under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, on any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our capital stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Capital Stock.” This withholding would apply even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

the investment in our capital stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to certain non-U.S. holders that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause such non-U.S. holders to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Such non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. Unless the non-U.S. holder is a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below), we will be required to withhold and remit to the IRS the applicable FIRPTA withholding percentage of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, such percentage of the amount of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the FIRPTA withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend to such holder will be treated as a distribution of ordinary income subject to the rules discussed above under “—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Sales of Our Capital Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally would not be subject to U.S. taxation unless:

•

the investment in our capital stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” and our capital stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our capital stock will not constitute a U.S. real property interest if we either are not a U.S. real property holding corporation or we are a domestically-controlled REIT. Whether we are a U.S. real property holding corporation will depend upon whether the fair market value of U.S. real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the U.S., and our other trade and business assets. The term “U.S. real property interests” generally does not include mortgage loans or MBS. Even if we are a U.S. real property holding corporation, the disposition of our capital stock will not be subject to FIRPTA if we are a domestically-controlled REIT. Generally, a REIT is domestically controlled if, at all times during a specified testing period, less than 50% of the value of its shares is held directly or indirectly by non-U.S. persons.

Because our capital stock will be publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a U.S. real property holding corporation and were not a domestically-controlled REIT, a sale of capital stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	the applicable class of our stock were “regularly traded” on an established securities market within the meaning of applicable U.S. Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of the applicable class of our stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We believe that our common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are currently treated as being regularly traded on an established securities market. If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of capital stock may be required to withhold at the applicable FIRPTA withholding rate on the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. federal income taxation and FIRPTA withholding on a sale of our stock.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than

10% of the applicable class or series of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the U.S. Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Conversion of Preferred Stock. The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. holder if our preferred stock constitutes a U.S. real property interest. Even if our preferred stock constitutes a U.S. real property interest, provided our common stock also constitutes a U.S. real property interest, a non-U.S. holder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a U.S. real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at the applicable FIRPTA withholding rate on the value of the common stock.

Any shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend as described under “—Taxation of U.S. Holders of Our Capital Stock” above. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share as described under “—Taxation of Non-U.S. Holders of Our Capital Stock” above.

Non-U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock. As described under “Taxation of U.S. Holders of Our Capital Stock—Redemption of Preferred Stock” above, a redemption that satisfies certain tests set forth in section 302(b) of the Code will be treated as a taxable exchange and a redemption that does not satisfy certain tests under section 302(b) of the Code will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits). For a more detailed discussion of the treatment of a redemption of preferred stock, see “Taxation of U.S. Holders of our Capital Stock—Redemption of Preferred Stock.”

Non-U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. holder redeems our preferred stock.

FATCA Withholding. Under sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our capital stock received by certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Tax-Exempt Holders of Our Capital Stock

Provided that a tax-exempt holder has not held its capital stock as “debt-financed property” within the meaning of the Code, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our capital stock will not constitute UBTI unless the tax-exempt holder has held its capital stock as debt-financed property within the meaning of the Code. Although we do not expect to recognize any excess inclusion income, to the extent that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholders that is allocable to excess inclusion income may be subject to tax as UBTI. See “—Our Taxation as a REIT—Taxable Mortgage Pools.”

Notwithstanding the above, however, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Moreover, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in section 401(a) of the Code, is tax-exempt under section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Our 9.8% ownership limit may make it less likely that a pension trust would hold more than 25% of the value of our capital stock or that a group of pension trusts each holding more than 10% of the value of our capital stock would hold more than 50% of the value of our capital stock. No assurance can be given, however, that we will not be a “pension-held REIT” because of ownership waivers or otherwise.

Backup Withholding Tax and Information Reporting

U.S. Holders of Our Capital Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our capital stock held by U.S. holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our capital stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A U.S. holder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Some U.S. holders of our capital stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our capital stock information relating to the amount of dividends paid on our capital stock, and that information reporting may also apply to payments of proceeds from the sale of our capital stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Capital Stock. Generally, information reporting will apply to payments of interest and dividends on our capital stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our capital stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. holders unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. holder of our capital stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable U.S. Treasury regulations provide presumptions regarding the status of a holder of our capital stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these U.S. Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Additional Withholding Requirement. Under FATCA, a 30% U.S. federal withholding tax will apply to dividends that we pay to certain foreign entities if such entities do not satisfy disclosure requirements related to U.S. accounts or ownership. Foreign entities must provide documentation evidencing compliance with or an exemption from FATCA, typically provided on IRS Form W-8BEN-E, to avoid this withholding tax. If a payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders and U.S. holders holding through foreign accounts or intermediaries should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. Several existing provisions are scheduled to expire in the future. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. In addition, several proposals have been made that would make substantial changes to the U.S. federal income tax laws generally. We cannot predict whether any of these changes will become law or the long-term effect of any future changes in law on REITs and their stockholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempt from this requirement. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and any discounts or concessions allowed or re-allowed or paid to dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the New York Stock Exchange under the symbol “CIM”, our Series A Preferred Stock under the symbol “CIM PrA,” our Series B Preferred Stock under the symbol “CIM PrB,” our Series C Preferred Stock under the symbol “CIM PrC,” our Series D Preferred Stock under the symbol “CIM PrD,” our 9.000% Senior Notes due 2029 under the symbol “CIMN” and our 9.250% Senior Notes due 2029 under the symbol “CIMO.” Except for our common stock or as otherwise described in the applicable prospectus supplement, all other securities offered hereby will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

EXPERTS

The consolidated financial statements of Chimera Investment Corporation appearing in Chimera Investment Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Chimera Investment Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Venable LLP. The opinion of counsel described under the heading “Material U.S. Federal Income Tax Considerations” is being rendered by Hunton Andrews Kurth LLP. This opinion is subject to various assumptions and is based on current tax law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “CIM”, our Series A Preferred Stock under the symbol “CIM PrA,” our Series B Preferred Stock under the symbol “CIM PrB,” our Series C Preferred Stock under the symbol “CIM PrC,” our Series D Preferred Stock under the symbol “CIM PrD,” our 9.000% Senior Notes due 2029 under the symbol “CIMN” and our 9.250% Senior Notes due 2029 under the symbol “CIMO.” All such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. Finally, we also maintain an internet website where you can find additional information. The address of our internet website is http://www.chimerareit.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-33796) under the Exchange Act, and these documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023, from our Definitive Proxy Statement on Schedule 14A, filed on April 22, 2024;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 9, 2024;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed on August 7, 2024;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed on November 6, 2024;

•

Our Current Reports on Form 8-K filed on January 17, 2024, February  6, 2024, March  19, 2024, May  16, 2024, May  21, 2024, May  22, 2024, June  6, 2024, August  13, 2024, August  19, 2024, October  17, 2024 and November 6, 2024;

•	The description of our common stock, $0.01 par value per share, included in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024;

•

The description of our 8.00% Series A Cumulative Redeemable Preferred Stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024;

•

The description of our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024;

•

The description of our 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024; and

•

The description of our 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and before the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents, which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Chimera Investment Corporation, 630 Fifth Ave, Ste 2400, New York, New York 10111, telephone number (888) 895-6557.

8.875% SENIOR NOTES DUE 2030

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

Wells Fargo Securities

Keefe, Bruyette & Woods, Inc.

A Stifel Company

Piper Sandler

September 9, 2025